UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant	☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

UNIQUE FABRICATING, INC.
(Name of registrant as specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Unique Fabricating, Inc.
800 Standard Parkway
Auburn Hills, MI 48326
(248)-853-2333

SUPPLEMENT TO THE PROXY STATEMENT DATED APRIL 25, 2019
FOR THE ANNUAL MEETING OF STOCKHOLDERS
JUNE 6, 2019

On April 25, 2019, Unique Fabricating, Inc (the “Company”) mailed to its stockholders a definitive proxy statement (the “Proxy Statement”) for the Company’s annual meeting of stockholders scheduled to be held on June 6, 2019 (the “Annual Meeting”). This Supplement, which describes recent changes in the senior management of the Company, should be read in conjunction with the Proxy Statement. Except as modified by this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares.

Separation of Chief Executive Officer and Appointment of Interim Chief Executive Officer

On May 6, 2019, John Weinhardt resigned as President and Chief Executive Officer of the Company by mutual agreement of the Company and Mr. Weinhardt. The Company has determined to treat such resignation pursuant to Mr. Weinhardt’s Employment Agreement, dated March 2013 (the “Employment Agreement”), as a termination without “cause”, which entitles Mr. Weinhardt to receive the amounts provided in Section 6(b) of the Employment Agreement, as described at page 18 of the Proxy Statement, subject to Mr. Weinhardt’s compliance with his continuing obligations pursuant to the Employment Agreement and a release executed by him in favor of the Company. Mr. Weinhardt remains as a director.

On May 6, 2019, the Board appointed Thomas Tekiele, the Company Chief Financial Officer, as Interim Chief Executive Officer, and announced that it will be conducting a search for a permanent Chief Executive Officer with the assistance of a leading executive recruiting firm. Mr. Tekiele joined Unique in 2001 as our Chief Financial Officer and will continue to perform that function while serving as Interim Chief Executive Officer.

Voting Matters

If you have already returned your proxy or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked. If you have not yet returned your proxy card or submitted your voting instructions, please complete the card or submit instructions. Information regarding how to vote your shares or change your vote is available in the Proxy Statement.

We look forward to speaking with you at the Annual Meeting on June 6, 2019.

Sincerely,

Thomas Tekiele
Chief Financial Officer (Secretary)